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                                                                   Exhibit 10.31



                          GUARANTY AND PLEDGE AGREEMENT
                                     (STOCK)


            THIS GUARANTY AND PLEDGE AGREEMENT dated as of December 15, 1997 (the "Pledge Agreement") is made by and among First Merchants Acceptance Corporation, a Delaware corporation (the "Pledgor") (as owner of all of the outstanding capital stock in First Merchants Auto Receivables Corporation, a Delaware corporation ("FMARC") and First Merchants Auto Receivables Corporation II, a Delaware corporation ("FMARC II")), LaSalle National Bank, as Agent under the Warehouse Facility, Ugly Duckling Corporation ("UDC") and Harris Trust and Savings Bank, an Illinois banking corporation, as collateral agent (the "Collateral Agent") on behalf of the Agent. Capitalized terms not otherwise defined herein are used as defined in Schedule I attached hereto.

                             INTRODUCTORY STATEMENTS

      A. The Pledgor is the sole shareholder of FMARC and FMARC II.

      B. Pursuant to a Stock Pledge Agreement dated as of March 1, 1996, among the Pledgor, FSA and the Collateral Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "FSA Pledge Agreement"), the Pledgor has pledged all of its interest as sole shareholder of FMARC II to the Collateral Agent on behalf of FSA. All such interest is represented by a single stock certificate (the "FMARC II Certificate"). The FMARC II Certificate has been delivered to the Collateral Agent by the Pledgor pursuant to the FSA Pledge Agreement.

      C. Pursuant to a Stock Pledge Agreement dated as of June 9, 1997, among the Pledgor, Greenwich and the Collateral Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Greenwich Pledge Agreement"), the Pledgor has further pledged its interest as sole shareholder of FMARC II to the Collateral Agent on behalf of Greenwich, subject to the rights of FSA under the FSA Pledge Agreement and pursuant to an Intercreditor Agreement dated as of June 9, 1997 by and between FSA and Greenwich (the "Intercreditor Agreement").

      D. Pursuant to that certain Pledge Agreement (Stock) dated as of July 17, 1997, among Pledgor, UDC, and the Collateral Agent (the "DIP Pledge"), the Pledgor has pledged all of its interest as sole shareholder of FMARC II to the Collateral Agent to secure its obligations to UDC under the DIP Facility and Overadvance Cap subject to the limitations set forth in the DIP Pledge. UDC has elected to subordinate the DIP Pledge to the liens granted hereunder.
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      E. The Pledgor has entered into the Modified Plan Agreement. Pursuant to the Modified Plan Agreement, the Pledgor has agreed to sell the Owned Loans to the Agent.

      F. In order to acquire the Owned Loans free and clear of any interests, liens or encumbrances, the Agent, at the direction of UDC, has agreed to credit bid the Purchase Price for the Owned Loans. The Pledgor, UDC and the Committee have recognized that a cash sale of the Owned Loans would not provide sufficient proceeds to satisfy, in full, all amounts due the Bank Group under the Warehouse Facility. Moreover, the Pledgor and the Committee have requested that the Agent release its lien on the Retained Property. As consideration for the Agent's (1) credit bid of the Purchase Price for the Owned Loans and (2) release of its lien on the Retained Property, the Pledgor has agreed to execute a non-recourse guaranty guaranteeing to the Agent on behalf of the Current Bank Group satisfaction in full of the Secured Claim Recovery Amount and to secure the guaranty with a pledge of the FMARC Certificate and the FMARC II Certificate (collectively the "Pledged Shares").

                                   AGREEMENTS

            In consideration of the premises and of the agreements herein contained, the Pledgor, the Agent and the Collateral Agent agree as follows:

            Section 1. Definitions. As used herein, the term "Final Date" shall mean the earlier of (i) the date upon which the Agent has fully recovered and received the Secured Claim Recovery Amount and, if the Chapter 11 Plan is confirmed, UDC has received the Modified UDC Fee or (ii) the date on which all of Pledgor's obligations under the Contribution Agreement have been satisfied. The term "Senior Creditors" shall mean with respect to FMARC II individually and/or collectively FSA and Greenwich. The term "Senior Pledge Agreements" shall mean individually and/or collectively the FSA Pledge Agreement and the Greenwich Pledge Agreement. The term "Senior Obligations" shall mean individually and/or collectively the obligations of Pledgor to the Senior Creditors secured by the Senior Pledge Agreements. The term "Senior Security Interests" shall mean any and all properly perfected, valid and enforceable liens existing as of July 11, 1997, of Pledgor to the Senior Creditors securing the Senior Obligations. The term "Responsible Officer" shall mean when used with respect to the Collateral Agent any officer within its principal corporate trust office located at 311 West Monroe Street, Chicago, Illinois 60606, including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with
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the particular subject.

            Section 2. Guaranty. Pledgor guarantees, absolutely and irrevocably, the full and timely receipt and recovery by the Agent (and the successors or assigns of Agent) and/or UDC (collectively, the "Secured Party"), in the aggregate of the Secured Claim Recovery Amount and, if the Chapter 11 Plan is confirmed, the Modified UDC Fee. Pledgor's guaranty obligations hereunder (collectively, the "Obligations") shall be non-recourse to the Pledgor or any assets of the Pledgor other than the FMARC Collateral (as defined below). The Secured Party agrees to satisfy any claim arising hereunder against Pledgor only from the proceeds of the FMARC Collateral.

            Section 3. Pledge of Stock and Grant of Security Interest. As security for the full and complete performance of all of the Obligations, the Pledgor hereby delivers, pledges and assigns to the Collateral Agent for the benefit of the Secured Party, and grants in favor of the Collateral Agent for the benefit of the Secured Party, a security interest in all of the Pledgor's right, title and interest in and to the Pledged Shares, together with all of the Pledgor's rights and privileges with respect thereto, all proceeds, dividends, distributions (including specifically, without limitation, all distributions or dividends in any way related to Pledgor's interest in FMARC and FMARC II), income and profits therefrom and all property received in exchange or in substitution therefor (the "FMARC Collateral"); provided, however, that such security interest of the Secured Party shall be subordinate to the Senior Security Interests of the Senior Creditors in and to such FMARC Collateral granted pursuant to the Senior Pledge Agreements for so long as any Senior Obligations shall be outstanding and for so long as such Senior Security Interests shall continue.

            Section 4. Stock Dividends, Options, or Other Adjustments. Until the Final Date, the Pledgor shall deliver to the Collateral Agent, as FMARC Collateral, any and all additional shares of stock or any other property of any kind distributable on or by reason of the FMARC Collateral, whether in the form of or by way of stock dividends, warrants, total or partial liquidation, conversion, prepayments, redemptions or otherwise, with the sole exception of cash dividends or cash interest payments, as the case may be. If any additional shares of capital stock, instruments, or other property, a security interest in which can only be perfected by possession, which are distributable on or by reason of the FMARC Collateral pledged hereunder, shall come into the possession or control of the Pledgor, the Pledgor shall forthwith transfer and deliver such property to the Collateral Agent, as FMARC Collateral hereunder. The security interest of the Secured Party in and to such additional FMARC Collateral shall be subordinate to the Senior Security Interests for so long as any Senior Obligation shall be outstanding, and for as long as such Senior Security Interests
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shall continue.

            Section 5. Delivery of Share Certificates; Stock Powers. Pursuant to the FSA Pledge Agreement and the pledge of the FMARC stock herein, the Pledgor has previously delivered to the Collateral Agent all instruments and stock certificates representing the FMARC Collateral, together with stock powers duly executed in blank by the Pledgor. The Pledgor shall promptly deliver to the Collateral Agent, or cause FMARC and FMARC II (collectively, the "FMARC Entities") or any other entity issuing the FMARC Collateral, to deliver directly to the Collateral Agent share certificates or other instruments representing any FMARC Collateral issued to, acquired or received by the Pledgor after the date of this Pledge Agreement with a stock or bond power duly executed by the Pledgor. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, if, at any time, either the Collateral Agent acting on behalf of the Secured Party or the Secured Party notifies the Pledgor that it requires additional stock powers endorsed in blank, the Pledgor shall promptly execute in blank and deliver the requested power to the requesting party.

            Section 6. Power of Attorney. Subject to the rights of the Senior Creditors for so long as any Senior Obligations shall be outstanding and the Senior Security Interests shall continue, and subject further to the provisions of Title 11 of the United States Code (the "Bankruptcy Code"), the Pledgor hereby constitutes and irrevocably appoints the Collateral Agent on behalf of the Secured Party and the Secured Party, or either one acting alone, exercisable at any time after the Senior Obligations shall have been paid in full, with full power of substitution and revocation, as the Pledgor's true and lawful attorney-in-fact, with the power, upon the failure of Pledgor to satisfy its obligations under Section 2 hereof, and a failure to cure as provided in Section 12(a) hereof, to the full extent permitted by law, to affix to any certificates and documents representing the FMARC Collateral, the stock or bond powers delivered with respect thereto, and to transfer or cause the transfer of the FMARC Collateral, or any part thereof, on the books of the FMARC Entities or any other entity issuing such FMARC Collateral, to the name of the Collateral Agent or the Secured Party or any nominee thereof, and thereafter to exercise with respect to such FMARC Collateral all the rights, powers and remedies of an owner. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the power of attorney granted pursuant to this Pledge Agreement and all authority hereby conferred are granted and conferred solely to protect the Secured Party's interest in the FMARC Collateral and shall not impose any duty upon the Collateral Agent or the Secured Party to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest until the Final Date.
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            Section 7.   Inducing Representations of the Pledgor.
The Pledgor represents and warrants to UDC that:

            (a) The Pledged Shares are validly issued, fully paid for and nonassessable.

            (b) The Pledged Shares represent all of the issued and outstanding capital stock of FMARC and FMARC II.

            (c) The Pledgor is the sole legal and beneficial owner of, and has good and marketable title to, the Pledged Shares, free and clear of all pledges, liens, security interests and other encumbrances, except the security interests created by this Pledge Agreement, the Senior Security Interests and the DIP Pledge, and the Pledgor has the unqualified right and authority to execute and perform this Pledge Agreement, subject to (e) below.

            (d) No options, warrants or other agreements with respect to the FMARC Collateral are outstanding, except with respect to the Senior Security Interests and the DIP Pledge.

            (e) Any necessary consent, approval or authorization of or designation or filing with any authority on the part of the Pledgor which is required in connection with the Pledge and security interest granted under this Pledge Agreement has been obtained or effected by Court approval of this Pledge Agreement in the Bankruptcy Case after notice and an opportunity to be heard.

            (f) Once approved by the Court in the Bankruptcy Case, neither the execution and delivery of this Pledge Agreement by the Pledgor, the consummation of the transaction contemplated hereby nor the satisfaction of the terms and conditions of this Pledge Agreement:

                  (i) conflicts with or results in any breach or violation of any provision of the articles of incorporation or bylaws of the Pledgor or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Pledgor or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Pledgor;

                  (ii) conflicts with, constitutes a default (or an event which with the giving of notice or the passage of time, or both, would constitute a default) by the Pledgor under, or a breach of or contravenes any provision of, any agreement to which the Pledgor or any of its subsidiaries is a party or by which it or any of their properties is or may be bound or affected, including without limitation any loan agreement, mortgage, indenture or other agreement or instrument except where such consent has been obtained or is effected by entry of an order approving this Pledge
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Agreement; or

                  (iii) results in or requires the creation of any lien upon or in respect of any of the Pledgor's assets except the lien created by this Pledge Agreement.

            (g) With respect to all Pledged Shares heretofore delivered to and currently held by the Collateral Agent, and upon delivery to the Collateral Agent of any Pledged Shares hereafter issued to, acquired or received by the Pledgor, the Secured Party will have a valid, perfected security interest in and to the FMARC Collateral, enforceable as such against all other creditors of the Pledgor and against all persons purporting to purchase any of the FMARC Collateral from the Pledgor, except that such security interest of the Secured Party in the FMARC Collateral is subordinate to the Senior Security Interests for so long as such Senior Security Interests shall continue and the right of the Secured Party to enforce such security interest is limited by the rights of the Senior Creditors under the Senior Pledge Agreements and the Intercreditor Agreement for so long as the Senior Security Interests shall continue.

            Section 8. Obligations of the Pledgor. The Pledgor further represents, warrants and covenants to the Secured Party that:

            (a) The Pledgor will not sell, transfer or convey any interest in, or suffer or permit any lien or encumbrance to be created upon or with respect to, any of the FMARC Collateral (other than the Senior Security Interests or the security interests created under this Pledge Agreement and the DIP Pledge) during the term of this Pledge Agreement, without the prior written consent of the Secured Party.

            (b) On and after the date hereof, the Pledgor will not, and will not cause or permit the FMARC Entities or any affiliate of the Pledgor or of the FMARC Entities to, enter into any new agreement or arrangement with FSA for the insurance of any securitization by FSA or the cross-collateralization of any such securitization with the presently existing securitizations, without the prior written consent of the Secured Party.

            (c) The Pledgor will, at its own expense, at any time and from time to time at the request of the Collateral Agent on behalf of the Secured Party or the Secured Party, at such time as the Senior Obligations shall have been paid in full, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably proposed by the Collateral Agent or the Secured Party to preserve, establish, demonstrate or enforce the rights, interests and remedies of the Collateral Agent or the Secured Party as created by, provided in, or emanating from this Pledge Agreement, in each case subject to the rights of the
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Senior Creditors for so long as the Senior Security Interests shall continue.

            (d) The Pledgor will not take any action which would cause the FMARC Entities to issue any other capital stock without the prior written consent of the Secured Party, subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue. Any such issuance shall be subject to the rights of the Secured Party under this Pledge Agreement and the Senior Creditors under the Senior Pledge Agreements for so long as the Senior Security Interests shall continue.

            (e) The Pledgor will not consent to any amendment to the articles of incorporation of the FMARC Entities without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

            Section 9. Dividends. Pledgor agrees that, until the Final Date, it shall not cause the FMARC Entities to declare or make payment of (i) any dividend or other distribution on any shares of its capital stock, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire shares of its capital stock, unless such dividends, distribution or proceeds are paid to Agent or UDC hereunder to be applied to reduce the Secured Claim Recovery Amount and, if a Chapter 11 Plan is confirmed, the Modified UDC Fee, or to the Senior Creditors.

            Section 10. Voting Proxy. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the Pledgor hereby grants to the Collateral Agent on behalf of the Secured Party an irrevocable proxy, exercisable at such time as the Senior Obligations shall have been paid in full, to vote, upon the occurrence of an Event of Default (as hereinafter defined), the Pledged Shares with respect to the matters contained in Article XII of the Articles of Incorporation of the FMARC Entities, which proxy shall continue until the Final Date, subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue. UDC will provide written notice to the Collateral Agent and the Pledgor in the event that
(i) the Senior Obligations are paid in full, (ii) the Final Date has occurred or
(iii) an Event of Default has occurred. The Pledgor represents and warrants that it has directed the FMARC Entities, in accordance with Section 217 of the Delaware General Corporation Law, to reflect on their respective books the right of the Collateral Agent to vote the FMARC Collateral, as applicable, on behalf of the Secured Party, exercisable at such time as the Senior Obligations shall have been paid in full, and only on the occurrence of an Event of Default (as defined below). Upon the request of the Collateral Agent or the Secured Party, the Pledgor shall deliver to the Collateral Agent such further evidence of such irrevocable proxy or such further irrevocable proxy exercisable at
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such time as the Senior Obligations shall have been paid in full, and only on the occurrence of an Event of Default (as defined below), to vote the FMARC Collateral as the Collateral Agent or the Secured Party may request pursuant hereto. The Collateral Agent shall exercise all such rights to vote the FMARC Collateral granted hereunder in accordance with the written directions given by the Secured Party.

            Section 11. Rights of the Collateral Agent and the Secured Party. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the Secured Party may, at any time and without notice, upon providing the Collateral Agent with the full amount necessary to carry out such direction, direct the Collateral Agent in writing to discharge any taxes, liens, security interests or other encumbrances levied or placed on the FMARC Collateral, pay for the maintenance and preservation of the FMARC Collateral, or pay for insurance on the FMARC Collateral; the amount of such payments, plus any and all reasonable fees, costs and expenses of the Collateral Agent and the Secured Party (including reasonable attorneys' fees and disbursements) in connection therewith, shall, at the option of the Collateral Agent or the Secured Party, as appropriate, be reimbursed by the Pledgor on demand, with interest thereon from the date paid at a rate of ten (10) percent per annum. The Collateral Agent shall have no duty or obligation to follow any direction provided in this Section 11 unless the Secured Party has provided the Collateral Agent with the full amount necessary to carry out such direction.

            Section 12. Remedies Upon Event of Default under this Pledge Agreement. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, at such time as the Senior Obligations shall have been paid in full and/or the Senior Creditors rights under the Senior Pledge Agreements have been released or discharged, and subject further to the provisions of the Bankruptcy Code, the Collateral Agent, on behalf of the Secured Party, or the Secured Party may exercise any one or more of the following remedies upon an Event of Default under this Pledge Agreement:

            (a) Upon the failure by Pledgor to satisfy its obligations under
Section 2 hereof, the Secured Party may, directly or through the Collateral Agent, with at least five (5) business days prior written notice to the Pledgor (during which period Pledgor may cure such default) (such failure to satisfy and failure to cure, collectively, an "Event of Default"),

                  (i) cause the FMARC Collateral to be transferred to the Collateral Agent's name or the Secured Party's name, or to the name of a nominee of either, and thereafter exercise as to such FMARC Collateral all of the rights, powers and remedies of an owner;
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                  (ii) collect by legal proceedings or otherwise all dividends, interest, principal payments, capital distributions and other sums now or hereafter payable on account of the FMARC Collateral, and hold all such sums as part of the FMARC Collateral, or apply such sums to the payment of the Obligations in such manner and order as the Secured Party may decide, in its sole discretion; or

                  (iii) enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the FMARC Collateral, and in connection therewith deposit or surrender control of the FMARC Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in accordance with the provisions hereof; or

            (b) In addition to all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction, upon the occurrence of an Event of Default, the Secured Party shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below and subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, to or upon the Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by law), to proceed forthwith or direct the Collateral Agent in writing to proceed forthwith, to collect, receive, appropriate and realize upon the FMARC Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the FMARC Collateral or any part thereof in one or more parcels in accordance with applicable securities laws and in a manner designed to ensure that such sale will not result in a distribution of the Pledged Shares in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") (it being understood and agreed that the Collateral Agent will have no liability with respect thereto) and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the FMARC Collateral shall be required to purchase any securities constituting the FMARC Collateral solely for investment and without any intention to make a distribution thereof) as the Secured Party, in its sole and absolute discretion, deems appropriate without any liability for any loss due to a decrease in the market value of the FMARC Collateral during the period held. If any notification to the Pledgor of intended disposition of the FMARC Collateral is required by law, such notification shall be deemed reasonable and properly given if hand delivered or express mailed to the Pledgor at least ten (10) days before any such disposition at the address in Section 22 hereof. Any disposition of the FMARC Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Secured Party to purchase all or any part of the FMARC Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in the Pledgor, which right of equity is, to the extent permitted by applicable law, hereby expressly waived or released by the Pledgor; or

            (c) The Agent, in its sole and absolute discretion, may elect to obtain or cause the Collateral Agent to obtain the advice of any independent nationally known investment banking firm, which is a member firm of the New York Stock Exchange, with respect to the method and manner of sale or other disposition of any of the FMARC Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition; costs and expenses of obtaining such advice shall be for the account of the Secured Party. Subject to the rights of the Senior Creditors, for so long as the Senior Security Interests shall continue, the Secured Party, with the prior written consent of the Senior Creditors, or, at such time as the Senior Obligations shall have been paid in full, in its sole and absolute discretion, may elect to sell or cause the Collateral Agent to sell, the FMARC Collateral on any credit terms which it deems reasonable. The out-of-pocket costs and expenses of such sale shall be for the account of the Secured Party, except that, where such sale is effected with the prior written consent of the Senior Creditors, such costs and expenses shall be allocated pro rata between the Senior Creditors and the Secured Party to the extent, if any, that the proceeds of such sale are paid to each of the Senior Creditors and the Secured Party. The sale of any of the FMARC Collateral on credit terms shall not relieve the Pledgor of its liability with respect to the Obligations. All payments received in respect of any sale of the FMARC Collateral by the Collateral Agent or the Secured Party shall be applied to the Obligations as and when such payments are received, subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue and any price received by the Collateral Agent in respect of such sale shall be conclusive and binding upon the Secured Party; or

            (d) The Pledgor recognizes that it may not be feasible to effect a public sale of all or a part of the FMARC Collateral by reason of certain prohibitions contained in the Securities Act, and that it may be necessary to sell privately to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the FMARC Collateral for their own account, for investment and not with a view for the distribution or resale thereof. The Pledgor agrees that private sales may be at prices and other terms less favorable to the seller than if the FMARC Collateral were sold at public sale, and that neither the Collateral Agent nor the Secured Party has any obligation to delay the sale of any FMARC Collateral for the period of time necessary to permit the registration of the FMARC Collateral for public sale under the Securities Act. The Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner; or

            (e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of the FMARC Collateral, or any partial disposition of the FMARC Collateral, the Pledgor will execute all such applications and other instruments as may be reasonably required in connection with securing any such consent, approval or authorization, and will otherwise use reasonable efforts to secure the same; or

            (f) Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, upon any sale or other disposition with the prior written consent of the Senior Creditors or, at such time as the Senior Obligations shall have been paid in full, the Collateral Agent, acting at the written direction of the Secured Party, or the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof (including the Secured Party) the FMARC Collateral so sold or disposed of, subject to the Senior Security Interests if such sale or disposition is made prior to the payment in full of the Senior Obligations, and free from any other claim or right of whatever kind, including any equity or right of redemption of the Pledgor. The Pledgor specifically waives, to the extent permitted by applicable law, all rights of redemption, stay or appraisal which it may have under any rule of law or statute now existing or hereafter adopted; or

            (g) Neither the Collateral Agent nor the Secured Party shall be obligated to make any sale or other disposition of the FMARC Collateral permitted under this Pledge Agreement, unless the terms thereof shall be satisfactory to the Secured Party. The Collateral Agent or the Secured Party may, without notice or publication, adjourn any such private or public sale, and, upon five (5) days' prior written notice to the Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any such sale of all or any part of the FMARC Collateral on credit or future delivery, the FMARC Collateral so sold may be retained by the Collateral Agent or the Secured Party until the selling price is paid by the purchaser thereof, but neither the Collateral Agent nor the Secured Party shall incur any liability in case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

            (h) All of the rights and remedies granted to the Collateral Agent and the Secured Party, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Secured Party may deem expedient.

            (i) Notwithstanding anything to the contrary in this Section 12, the security interest of the Collateral Agent and the Agent shall secure only the guaranty of the Secured Claim Recovery Amount. Any excess value or proceeds in or from the FMARC Collateral shall accrue to Pledgor except as otherwise agreed in writing by the Pledgor.

            Section 13.   Limitation on Liability.

            (a) Neither the Collateral Agent nor the Secured Party, nor any of their respective directors, officers, employees or agents, shall be liable to the Pledgor or to the FMARC Entities for any action taken or omitted to be taken by it or them hereunder, or in connection herewith, except that the Collateral Agent and the Secured Party shall each be liable for its own gross negligence, bad faith or willful misconduct.

            (b) The Collateral Agent shall incur no liability to the Secured Party except for the Collateral Agent's negligence, bad faith or willful misconduct in carrying out its duties hereunder.

            (c) The Collateral Agent shall be protected and shall incur no liability to any party in relying upon the accuracy, acting in reliance upon the contents, and assuming the genuineness of any notice, demand, certificate, signature, instrument or other document a Responsible Officer of the Collateral Agent reasonably believes to be genuine and to have been duly executed by the appropriate signatory, and (absent actual knowledge to the contrary of any Responsible Officer of the Collateral Agent) the Collateral Agent shall not be required to make any independent investigation with respect thereto. The Collateral Agent shall at all times be free to establish independently to its reasonable satisfaction, but shall have no duty to independently verify, the existence or nonexistence of facts that are a condition to the exercise or enforcement of any right or remedy hereunder.

            (d) The Collateral Agent may consult with qualified counsel, financial advisors or accountants and shall not be liable for any action taken or omitted to be taken by it hereunder in good faith and in accordance with the advice of such counsel, financial advisors or accountants.

            (e) The Collateral Agent shall not be under any obligation to exercise any of the rights, powers or duties vested in it by this Pledge Agreement unless it shall have received reasonable security or indemnity satisfactory to the Collateral Agent against the costs, expenses and liabilities which it might incur.

            (f) Whenever in the administration of this Agreement, the Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, bad faith or wilful misconduct on the part of the Collateral Agent, be deemed to be conclusively proved and established by an officers' certificate of the Secured Party delivered to the Collateral Agent, and such certificate, in the absence of gross negligence, bad faith or wilful misconduct on the part of the Collateral Agent, shall be a warranty to the Collateral Agent for any action taken, suffered or omitted to be taken by the Collateral Agent under the provisions of this Agreement in reliance on such certificate.
            Section 14. Performance of Duties. The Collateral Agent shall have no duties or responsibilities with respect to the Secured Party except those expressly set forth in this Pledge Agreement or as directed in writing by the Secured Party pursuant to this Pledge Agreement.

            Section 15. Appointment of and Powers of Collateral Agent. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the Secured Party appoints Harris Trust and Savings Bank as its Collateral Agent and Harris Trust and Savings Bank accepts such appointment and agrees to act as Collateral Agent on behalf of the Secured Party to maintain custody and possession of the FMARC Collateral and to perform the other duties of the Collateral Agent in accordance with the provisions of this Pledge Agreement. The Collateral Agent shall, subject to the other terms and provisions of this Pledge Agreement and subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, act upon and in compliance with the Secured Party's written instructions delivered pursuant to this Pledge Agreement as promptly as possible following receipt of such written instructions. Receipt of written instructions shall not be a condition to the exercise by the Collateral Agent of its express duties hereunder, unless this Pledge Agreement provides that the Collateral Agent is permitted to act only following receipt of such written instructions.

            Section 16.   Successor Collateral Agent.

            (a) Merger. Any Person into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any person resulting from any such conversion, merger, consolidation, sale or transfer to which the Collateral Agent is a party, shall (provided it is otherwise qualified to serve as the Collateral Agent hereunder) be and become a successor Collateral Agent hereunder and, subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, be vested with all of the title to and interest in the FMARC Collateral, all of the duties and obligations provided herein and all of the trusts, powers, immunities, privileges and other matters as was its predecessor at the time of such conversion, merger or consolidation, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            (b) Resignation. Subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the Collateral Agent and any successor Collateral Agent may not resign (i) without the prior written consent of both the Senior Creditors and the Secured Party (which consent will not be unreasonably withheld) or, at such time as the Senior Obligations shall have been paid in full, of the Secured Party (ii) unless the Collateral Agent is unable to perform its duties hereunder as a matter of law as evidenced by an opinion of counsel acceptable to both the Senior Creditors and the Secured Party or, at such time as the Senior Obligations shall have been paid in full, the Secured Party. Upon the occurrence of (i) or (ii) above, the Collateral Agent shall give notice of its resignation by registered or certified mail to the Pledgor (with a copy to the Secured Party, and to the Senior Creditors for so long as the Senior Security Interests shall continue). Any resignation by the Collateral Agent shall take effect only upon the date which is the later of (x) the effective date of the appointment pursuant hereto of a successor Collateral Agent, and the acceptance in writing by such successor Collateral Agent of such appointment and (y) the date on which the FMARC Collateral is delivered to the successor Collateral Agent. Notwithstanding the preceding sentence, if by the contemplated date of resignation specified in the written notice of resignation delivered as described above, no successor Collateral Agent has been appointed or becomes the Collateral Agent pursuant to subsection (d) below, the resigning Collateral Agent may petition a court of competent jurisdiction for the appointment of a successor. In the event of any resignation pursuant to this
Section 16(b), the Pledgor shall pay to the Collateral Agent its fees and expenses then due and owing in accordance with Section 20 hereof.

            (c) Removal. The Collateral Agent may be removed (i) by the Senior Creditors for so long as the Senior Security Interests shall continue, and (ii) at such time as the Senior Obligations shall have been paid in full, by the Secured Party, at any time, with or without cause, by an instrument or concurrent instruments in writing delivered to the Collateral Agent and a written copy thereof shall be promptly furnished to the Pledgor. The Collateral Agent shall provide the Secured Party and the Pledgor with a copy of any such notice received from the Senior Creditors by the Collateral Agent pursuant to
(i) above. Any removal pursuant to the provisions of this subsection (c) shall take effect only upon the later to occur of (i) the effective date of the appointment of a successor Collateral Agent and the acceptance in writing by such successor Collateral Agent of such appointment and of its obligation to perform its duties hereunder in accordance with the provisions hereof and (ii) the date on which the FMARC Collateral is delivered to a successor Collateral Agent. In the event of any removal pursuant to this
Section 16(c), the Pledgor shall pay the Collateral Agent its fees and expenses then due and owing in accordance with Section 20 hereof.

            (d) Appointment of and Acceptance by Successor.

                  (i) For so long as the Senior Security Interests shall continue, the Senior Creditors shall have the right to appoint any successor Collateral Agent and, at such time as the Senior Obligations shall have been paid in full, the Secured Party shall have the sole right, pursuant to this Pledge Agreement, to appoint any successor Collateral Agent. Every successor Collateral Agent appointed or approved hereunder shall execute, acknowledge and deliver to its predecessor, to the Pledgor, to the Senior Creditors for so long as the Senior Security Interests shall continue and, at such time as the Senior Obligations shall have been paid in full, to the Secured Party, an instrument in writing accepting such appointment hereunder, and the relevant predecessor shall execute, acknowledge and deliver such other documents and instruments as will effectuate the delivery of all FMARC Collateral to the successor Collateral Agent, whereupon such successor, without any further act, deed or conveyance, shall become fully vested with all the estates, properties, rights, powers, duties and obligations of its predecessor. Such predecessor shall, nevertheless, on the written request of the Secured Party, and, at such time as the Senior Obligations shall have been paid in full, execute and deliver an instrument transferring to such successor all the estates, properties, rights and powers of such predecessor hereunder.

                  (ii) Every predecessor Collateral Agent shall assign, transfer and deliver all FMARC Collateral held by it as Collateral Agent hereunder to its successor as Collateral Agent.

                  (iii) Should any instrument in writing from the Pledgor be reasonably required by a successor Collateral Agent for the purpose of more fully and certainly vesting in such successor the estates, properties, rights, powers, duties and obligations vested or intended to be vested hereunder in the Collateral Agent, any and all such written instruments shall, at the request of the successor Collateral Agent, be forthwith executed, acknowledged and delivered by the Pledgor.

                  (iv) The designation of any successor Collateral Agent and the instrument or instruments removing any Collateral Agent and appointing a successor hereunder, together with all other instruments provided for herein, shall be maintained with the records relating to the FMARC Collateral and, to the extent required by applicable law, filed or recorded by the successor Collateral Agent in each place where such filing or recording is necessary to effect the transfer of the FMARC Collateral to the successor Collateral Agent or to protect and preserve the security interest granted hereunder.

                  (v) Neither the original Collateral Agent nor any successor Collateral Agent named under this Section 16 shall be liable for the acts or omissions of any successor Collateral Agent named under this Section 16 in connection with fulfilling its duties as Collateral Agent hereunder.

            Section 17. Indemnification. The Pledgor shall indemnify solely from the FMARC Collateral each of the Secured Party, its affiliates and subsidiaries, the Collateral Agent, and their respective directors, officers, employees and agents, for, and hold each of the Secured Party, its affiliates and subsidiaries, the Collateral Agent, and their respective directors, officers, employees and agents harmless against, any loss, liability or reasonable expense (including the reasonable costs and expenses of defending against any claim of liability) arising out of or in connection with this Pledge Agreement and the transactions contemplated hereby, except any such loss, liability or expense as shall result from the respective gross negligence, bad faith or willful misconduct of each of the Secured Party, its affiliates and subsidiaries, the Collateral Agent or their respective directors, officers, employees or agents. The obligation of the Pledgor under this Section shall survive the resignation or removal of the Collateral Agent and the satisfaction of all of the Obligations. The Secured Party shall indemnify the Collateral Agent for the foregoing on a recourse basis.

            Section 18. Representations and Warranties of the Collateral Agent. The Collateral Agent represents and warrants to Pledgor and to the Secured Party as follows:

            (a) Due Organization. The Collateral Agent is an Illinois banking corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

            (b) Corporate Power. The Collateral Agent has all requisite right, power and authority to execute and deliver this Pledge Agreement and to perform all of its duties as Collateral Agent hereunder and thereunder.

            (c) Due Authorization. The execution and delivery by the Collateral Agent of this Pledge Agreement and the performance by the Collateral Agent of its duties hereunder, have been duly authorized by all necessary corporate proceedings and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Collateral Agent, or the performance by the Collateral Agent, of this Pledge

Agreement.

            (d) Valid and Binding Agreement. The Collateral Agent has duly executed and delivered this Pledge Agreement and this Pledge Agreement constitutes the legal, valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with its respective terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            Section 19. Termination. This Pledge Agreement shall continue in full force and effect until the Final Date. Subject to any sale or other disposition of the FMARC Collateral pursuant to and in accordance with this Pledge Agreement or the Senior Pledge Agreements, and subject further to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, the FMARC Collateral shall be returned to the Pledgor on the Final Date.

            Section 20. Compensation and Reimbursement. The Pledgor agrees for the benefit of the Secured Party and as part of the Obligations (a) to pay to the Collateral Agent, from time to time, reasonable compensation for all services rendered by it hereunder not to exceed $2,500 per annum and (b) to reimburse the Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of, or carrying out its duties and obligations under, this Pledge Agreement (including the reasonable compensation and fees and the reasonable expenses and disbursements of its agents, any independent certified public accountants and independent counsel), except any expense, disbursement or advances as may be attributable to negligence, bad faith or willful misconduct on the part of the Collateral Agent. Such fees and expenses shall be considered administrative expenses of Pledgor entitled to priority under 11 U.S.C. section 503.

            Section 21. Foreclosure Expenses of the Collateral Agent and the Secured Party. All reasonable expenses (including reasonable fees and disbursements of counsel) incurred in compliance with this Pledge Agreement, by the Collateral Agent on behalf of the Secured Party or by the Secured Party in connection with any actual or attempted sale, exchange of, or any enforcement, collection, compromise or settlement respecting this Pledge Agreement or the FMARC Collateral, or any other action taken in compliance with this Pledge Agreement, by the Collateral Agent on behalf of the Secured Party or by the Secured Party hereunder, whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the Obligations shall be deemed an Obligation for all purposes of this Pledge Agreement and the Collateral Agent (with the consent of the Secured Party) and the Secured Party may apply the FMARC Collateral to payment of or reimbursement of itself for such liability; provided, however, that any fees, expenses or disbursements incurred in connection with this Pledge Agreement which are attributable to the gross negligence, bad faith or willful misconduct of the Secured Party or the Collateral Agent shall not be considered an Obligation hereunder and shall not be subject to payment or reimbursement from the FMARC Collateral.

            Section 22. Notices. Any notice or other communication given hereunder shall be in writing and shall be sent to the recipient as follows:

            If to UDC, to:

                        Ugly Duckling Corporation
                        2525 E. Camelback Road, Suite 1150
                        Phoenix, Arizona 85016
                        Attention:  Steven P. Johnson, Esq.
                        Facsimile No.: (602) 852-6696

            With a copy to:

                        Snell & Wilmer L.L.P.
                        One Arizona Center
                        Phoenix, Arizona 85004
                        Attention: Timothy W. Moser, Esq.
                        Facsimile No.: (602) 382-6070

            If to the Pledgor, to:

                        First Merchants Acceptance Corporation
                        570 Lake Cook Road, Suite 126
                        Deerfield, Illinois 60015
                        Attention: Howard Adamski
                        Facsimile No.: (847) 945-2556

            With a copy to:

                        Sonnenschein Nath & Rosenthal
                        Suite 8000 Sears Tower
                        233 S. Wacker Drive
                        Chicago, Illinois 60606
                        Attention:  Robert E. Richards, Esq.
                        Facsimile No.: (312) 876-7934

            If to the Agent, to:

                        LaSalle National Bank
                        120 South LaSalle Street
                        Chicago, Illinois 60603

                        Attention:  Commercial Lending Department

            With a copy to:

                        Jenner & Block
                        One IBM Plaza
                        Chicago, Illinois 60611
                        Attention:  Jeffrey Elegant, Esq.
                        Telecopy No.: (312) 527-0484

            With a copy to:

                        Snell & Wilmer L.L.P.
                        One Arizona Center
                        400 East Van Buren
                        Phoenix, Arizona 85004-0001
                        Attention:  Timothy W. Moser, Esq.
                        Telephone: (602) 382-6000
                        Telecopy No.: (602) 382-6070

            If to FSA, to:

                        Financial Security Assurance, Inc.
                        350 Park Avenue
                        New York, New York 10022
                        Attention:  Surveillance Department
                        Facsimile No.: (212) 339-3518

            With a copy to:

                        Paul Hastings Janofsky & Walker, L.L.P.
                        555 S. Flower Street
                        Los Angeles, California 90071
                        Attention: Carl Anderson
                        Facsimile No.: (213) 627-0705

            If to Greenwich, to:

                        Greenwich Capital Financial Products, Inc.
                        600 Steamboat Road
                        Greenwich, Connecticut  06830
                        Attention:  Craig Eckes
                        Telephone:  (203) 622-5651
                        Telecopy No.:  (203) 629-9640

            With a copy to:

                        Office of the General Counsel
                        Greenwich Capital Financial Products, Inc.
                        600 Steamboat Road
                        Greenwich, Connecticut  06830
                        Telephone:  (203) 622-5651
                        Telecopy No.:  (203) 629-9640

            If to Collateral Agent, to:

                        Harris Trust and Savings Bank
                        311 West Monroe Street
                        Chicago, Illinois  60606
                        Attention:  Indenture Trust Department
                        Telephone:  (312) 461-6030
                        Facsimile No.:  (312) 461-3525

      Each such notice or other communication, together with appropriate copies, shall be (a) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (b) delivered by overnight delivery service such as Federal Express, providing for signed receipts, (c) delivered by personal service in the manner provided for service of legal process, or (d) transmitted by facsimile at the above facsimile numbers, with a copy by United States mail as provided in subsection (a) hereof. Counsel to a party may give notice for its client provided such notice is otherwise made in accordance with the provisions of this Section. Notices shall be effective on the first business day following the date of mailing or transmission, or upon receipt or personal service.

            Section 23. General Provisions.

            (a) The Collateral Agent on behalf of the Secured Party and its successors and permitted assigns shall have no obligation in respect of the FMARC Collateral, except to use reasonable care in holding the FMARC Collateral and to hold and dispose of the same in accordance with the terms of this Pledge Agreement.

            (b) The failure of the Collateral Agent or the Secured Party to exercise, or delay in exercising, any right, power or remedy hereunder, shall not operate as a waiver thereof, nor shall any single or partial exercise by the Collateral Agent or the Secured Party of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law or any other agreement.

            (c) The representations, covenants and agreements of the Pledgor herein contained shall survive until the Final Date.

            (d) Neither this Pledge Agreement nor the provisions hereof can be changed, waived or terminated unless any such change, waiver or termination shall be in writing, signed by the parties hereto; no modification that would be adverse to the Senior Creditors shall be made without the prior written consent of the Senior Creditors for so long as the Senior Security Interests shall continue and any Senior Obligations are unpaid. This Pledge Agreement, subject to the rights of the Senior Creditors for so long as the Senior Security Interests shall continue, shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, legal representatives and permitted assigns. If any provision of this Pledge Agreement shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

            (e) This Pledge Agreement may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute one instrument.

            (f) This Pledge Agreement is fully assignable by the Secured Party, including, but not limited to, assignment to any subsequent purchaser of the Owned Loans or to UDC, any affiliate of UDC, or any successor-in-interest, assign or purchaser of the assets of UDC or any affiliate of UDC. Any assignee, successor or transferee of the Secured Party shall have the right to enforce all the provisions of this Agreement as though such assignee were a signatory hereto.

            (g) THE VALIDITY OF THIS PLEDGE AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ARIZONA.

      THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS PLEDGE AGREEMENT MAY BE TRIED AND LITIGATED IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE. PLEDGOR, COLLATERAL AGENT AND THE SECURED PARTY WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS

SECTION.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Pledge Agreement on the date first above written.

                              FIRST MERCHANTS ACCEPTANCE CORPORATION, a
                              Delaware corporation


                              By:
                              Name:
                              Title:


                              LaSALLE NATIONAL BANK, as Agent


                              By:
                              Name:
                              Title:



                              HARRIS TRUST AND SAVINGS BANK, as
                              Collateral Agent


                              By:
                              Name:
                              Title:



                              UGLY DUCKLING CORPORATION


                              By:
                              Name:
                              Title:

                                   SCHEDULE I
                                  DEFINITIONS

     "1997-2 Securitized Pool" means the pool of contracts the Debtor securitized through FMARC II on May 1, 1997.

     "Acquisition Date" means August 21, 1997.

     "Agent" means LaSalle National Bank in its capacity as agent under the Warehouse Facility, or any successor agent thereunder.

     "Bank Group" means the Current Bank Group and the Original Bank Group.

     "Bank Group Claim" means all amounts owed to the Bank Group under the Warehouse Facility.

     "Bankruptcy Case" means the Debtor's chapter 11 bankruptcy case pending in the United States District Court for the District of Delaware entitled In re First Merchants Acceptance Corporation, Case No. 97-1500(JJF)(D. Del., July 11,
1997).

     "B Pieces" means all of the residual interests and certificates in the Securitized Pools held by FMARC or FMARC II.

     "Chapter 11 Plan" means a chapter 11 plan of the Debtor containing terms consistent with the terms of the Modified Plan Agreement.

     "Committee" means the Official Committee of Unsecured Creditors of First Merchants Acceptance Corporation.

     "Contracts" means retail installment automobile loan contacts originated or purchased by the Debtor.

     "Contribution Agreement" means that certain Contribution Agreement dated as of December 15, 1997 between FMAC and UDC.

     "Court" means the United States District Court for the District of
Delaware.

     "Current Bank Group" means as of December 15, 1997, UDC, Cerberus Partners, L.P., and Bear, Stearns Co., Inc., solely in their capacities as assignees of the Original Bank Group and as the current holders of the Bank Group Claim.

     "Debtor" means First Merchants Acceptance Corporation.

     "DIP Facility" means that certain Final Order (1) Authorizing Debtor in Possession Financing; (2) Granting Liens and Superpriority Administrative Claims; (3) Modifying the Automatic Stay; (4) Specifying Use of Cash Collateral; and (5) Granting Adequate Protection Therefor Pursuant to Sections 361 and 363 of the Bankruptcy Code dated August 28, 1997, as amended by that Stipulation and Agreed Order to Amend DIP Facility dated as of December 15, 1997.

     "Exercise Date" means the date on which UDC will exercise the Stock Option.

     "Excess Collections Split" means the sharing arrangement between the Debtor and UDC on the proceeds and collections of the Owned Loans and the B Pieces whereby, after payment in full of the Secured Claim Recovery Amount, the DIP Facility and the Modified UDC Fee, the Debtor and UDC will share all excess collections and proceeds on the Owned Loans and the B Pieces, with 82 1/2% of such excess collections and proceeds to be paid to the Debtor and 17 1/2% of such excess collections and proceeds to be paid to UDC, as more particularly described in and subject to the terms of the Contribution Agreement (including adjustments in the sharing percentages upon the occurrence of certain events as set forth in the Contribution Agreement).

     "FMAC" means First Merchants Acceptance Corporation.

     "FMARC" means First Merchants Auto Receivables Corporation.

     "FMARC II" means First Merchants Auto Receivables Corporation II.

     "FSA" means Financial Security Assurance, Inc.

     "GE" means General Electric Capital Corporation.

     "Greenwich" means Greenwich Financial Products, Inc.

     "Greenwich Collateral" means all Contracts and related collateral securing repayment of the Debtor's obligations to Greenwich.

     "Modified Plan Agreement" means that certain Binding Agreement To Propose and Support Modified Plan Agreement dated as of December 15, 1997, by and among the Debtor, UDC and the Committee.

     "Modified UDC Fee" means a $450,000.00, non-recourse, flat fee, payable by the Debtor to UDC prior to initiation of the Excess Collections Split on the B Pieces and solely from collections from and proceeds of the B Pieces and secured by a pledge of the B Pieces subordinate only to the DIP Facility and the Secured Claim Recovery Amount.

     "Option Notice" means 15 days' advance written notice to be delivered by UDC to the Debtor, and a public announcement by UDC on the same date as the giving of the notice, specifying the Exercise Date and the Stock Option Shares.

     "Original Bank Group" means LaSalle National Bank; NBD Bank; Firstar Bank Milwaukee, N.A.; Harris Trust and Savings Bank; Nationsbank, N.A.; First Bank, National Association; CoreStates Bank, N.A.; Fleet Bank, National Association, f/k/a Natwest Bank, N.A.; and Mellon Bank, N.A.; solely in their capacity as lenders to FMAC pursuant to the terms of the Warehouse Facility.

     "Overadvance Cap" means additional advances under the DIP Facility (in excess of the prior limit of $10,000,000 on such advances) to pay administrative and post-Plan Confirmation operating expenses of the Debtor as set forth in that certain Stipulation and Agreed Order to Amend DIP Facility dated as of December 15, 1997 and the Modified Plan Agreement; provided, however, that the total amount of advances outstanding at any time under the DIP Facility shall not exceed $16,500,000.00.

     "Owned Loans" means all of the Debtor's owned Contracts, other than the Greenwich Collateral, whether current, delinquent, or charged off, together with all of the Debtor's rights in the collateral securing such Contracts and all related repossessed vehicles.

     "Owned Loan Servicing Fee" means a charge, calculated on a monthly basis for each such Contract, from and after the date on which UDC or its permitted assigns begin to service the Owned Loans, of the greater of (i) 1/12 of 3-1/4% of the then outstanding principal balance of the applicable Contracts, or (ii) $15.00 per Contract, in each case applied only to Contracts which constitute part of the Owned Loans and are less than 120 days past due at the end of such month and for which the related vehicle has not been repossessed.

     "Petition Date" means July 11, 1997.

     "Plan Confirmation" means confirmation of the Chapter 11 Plan.

     "Purchase Price" means the entire amount of the Bank Group Claim as of the Sale Date, including, but not limited to, any and all outstanding principal, plus accrued and unpaid interest through the Sale Date (including default interest from and after the Petition Date through and including the Sale Date), plus an agreed amount of $150,000.00 of attorneys' fees, costs and expenses of the Original Bank Group incurred through the Acquisition Date and stipulated as allowable under 11 U.S.C. Section 506(b), plus all attorneys fees, costs and expenses of the Bank Group incurred after the Acquisition Date allowable under 11 U.S.C. Section 506(b); provided, that, attorneys fees, costs and expenses of the Bank Group incurred after the Acquisition Date will be assumed to be $450,000 for purposes of determining the Purchase Price; and provided further, that, if

(i) there are objections by the Debtor, the Committee or any other party-in-interest to the attorneys' fees, costs and expenses of the Bank Group incurred after the Acquisition Date after review of detailed supporting invoices provided by the Bank Group, and (ii) at a subsequent hearing, the Court reduces or increases the amount of such attorneys' fees, costs and expenses allowable under 11 U.S.C. Section 506(b), the Purchase Price will be reduced or increased by an amount equal to the reduction or increase in such fees, costs and expenses.

     "Replacement Lien" means the lien granted by the Debtor to the Agent on the stock of FMARC and FMARC II to secure the Debtor's non-recourse guaranty of the Secured Claim Recovery Amount.

     "Retained Property" means all assets of the Debtor other than the Owned Loans, including, but not limited to, the Tax Refunds and other tax attributes of the Debtor, the Greenwich Collateral, and the Debtor's furniture, fixtures, equipment, general intangibles and causes of action.

     "Sale" means the sale of the Owned Loans by the Debtor to the Agent.

     "Sale Date" means December 15, 1997.

     "Secured Claim Recovery Amount" means any shortfall between (i) collections on, net proceeds from sales of charged off Contracts constituting, and net proceeds of collateral securing payment of, the Owned Loans after the Sale Date, and (ii) the Purchase Price plus interest at the rate of 11% from and after the Sale Date until paid in full plus the Owned Loan Servicing Fee, provided, however, that in the event the servicing of the Owned Loans is transferred to an entity other than UDC or a wholly-owned subsidiary of UDC or an entity agreed upon by the Debtor, UDC and the Committee in the Chapter 11 Plan without the prior written consent of the Debtor, which consent will not be unreasonably withheld, the Secured Claim Recovery Amount shall be limited to $10,000,000.

     "Securitized Pools" means the pools of Contracts the Debtor securitized through FMARC and FMARC II, but excluding the 1997-2 Securitized Pool, unless the Debtor or UDC becomes the servicer for the 1997-2 Securitized Pool.

     "Securitized Pools Servicing Fee" means, subject to FSA approval (or any other consents required pursuant to governing documents), the base servicing fee UDC and/or the Debtor will receive after the Sale Date for servicing and collection of the Securitized Pools, equal to the greater of 1/12 of 3 1/4%, or $15.00 per Contract, calculated on a monthly basis, on the outstanding principal balance of the Securitized Pools, applied only to Contracts in the Securitized Pools which are less than 120 days past due at the end of such month, and for which the related vehicle has not been repossessed, together with all other amounts, fees, costs and expenses payable under the servicing agreements for the Securitized Pools.

     "Stock Option" means UDC's option to distribute Stock Option Shares to the Debtor for the benefit of the Debtor's unsecured creditors (and, if applicable, stockholders), or if the Debtor so requests, at the Debtor's expense and solely in accordance with the Debtor's instructions (and UDC shall have no liability to any party in connection with any distribution made in accordance with such instructions), to make direct distribution to the Debtor's unsecured creditors (and if applicable, stockholders), in lieu of the Debtor's right to retain a portion of the Debtor's share of the Excess Collections Split in cash, which UDC may exercise by giving the Option Notice, subject to the following conditions:

     (a) UDC may exercise the Stock Option one time only, with exercise being the actual delivery of the Stock Option Shares;

     (b) Revocation of the Option Notice shall not be deemed to be an exercise of the Stock Option by UDC;

     (c) In the event that UDC exercises the Stock Option, and delivers the Stock Option Shares to the Debtor for the benefit of the Debtor's unsecured creditors (and, if applicable, stockholders), UDC shall be entitled to receive the Debtor's share of cash distributions under the Excess Collections Split from and after the Exercise Date until UDC has received cash distributions equal to the Stock Option Value (this is in addition to UDC's right to receive its share of cash distributions under the Excess Collections Split);

     (d) Once UDC has received cash distributions equal to the Stock Option Value (without regard to any post-issuance change in the market value of the issued Stock Option Shares), the Debtor shall be entitled to and shall retain the remaining portion of the Debtor's share of cash distributions under the Excess Collections Split, if any, in excess of the Stock Option Value;

     (e) In no event shall UDC be entitled to receive any portion of the Debtor's share of cash distributions under the Excess Collections Split in excess of the Stock Option Value, nor shall UDC be entitled to recover any portion of the Stock Option Value from any source other than the Debtor's share of the Excess Collections Split; and

     (f) UDC shall not be entitled to exercise the Stock Option unless and until (i) the value of UDC common stock on the Exercise Date and the closing price for UDC common stock on each day during the previous ten trading days shall be at least $8.00 per share, (ii) UDC shall have caused (at UDC's sole cost and expense) the Stock Option Shares to be (x) registered under the

            Securities Act of 1933, as amended, (y) unrestricted and (z) fully transferable and shall have taken all steps necessary to allow the Debtor to distribute the Stock Option Shares to the Debtor's unsecured creditors, and if applicable, shareholders, and (iii) UDC shall not have purchased any of its common stock (except upon the exercise of previously issued and outstanding options, warrants, stock appreciation rights or other rights) or announced any stock repurchase programs from and after the delivery of the Option Notice to the Debtor through the Exercise Date.

      "Stock Option Shares" means the number of shares of UDC common stock that UDC will issue to the Debtor on the Exercise Date.

      "Stock Option Value" means that aggregate value of the Stock Option Shares, determined by multiplying the Stock Option Shares by 98% of the average of the closing prices of UDC common stock on the NASDAQ National Market or on such other market as such stock may be traded, for the 10 trading days immediately preceding the Exercise Date.

      "Tax Refunds" means the Debtor's uncollected state and federal income tax refunds for 1996 and prior years.

      "UDC" means Ugly Duckling Corporation.

      "UDC Warrants" means 3-year warrants to purchase 325,000 shares of UDC common stock at a price of $20.00 per share which will be callable by UDC when UDC common stock trades at a price of $28.50 per share, or greater, for 10 consecutive trading days, which UDC will issue to the Debtor pursuant to the terms of the Warrant Agreement.

      "Warehouse Facility" means the Debtor's warehouse loan facility pursuant to that certain Fourth Amended and Restated Loan and Security Agreement, dated as of February 28, 1996, as subsequently amended, by and among FMAC, the Agent and the Original Bank Group.

      "Warrant Agreement" means that certain Warrant Agreement to be entered into between UDC and Harris Trust Company of California, as warrant agent.